Exhibit 10.11


                      AGREEMENT OF PURCHASE AND ASSIGNMENT
             OF JOINT VENTURE INTEREST IN COVINGTON PIKE ASSOCIATES

     AGREEMENT made as of September        , 1999 by UNITED INVESTORS REAL
ESTATE, INC. ("UIRE") and COLBY B. SANDLIAN ("Sandlian").

                             W I T N E S S E T H :

     WHEREAS, UIRE and Sandlian are joint venturers in a joint venture called Covington Pike Associates (the "Joint Venture"), whose purpose is to own, develop and improve that certain real property in Memphis, Shelby County, Tennessee, as described in Exhibit A (the "Property") and the 452 unit mini-warehouse located thereon;

     WHEREAS, the parties have carried on as such joint venturers in accordance with an Agreement of Joint Venture of Covington Pike Associates dated as of June 10, 1992 (the "Joint Venture Agreement");

     WHEREAS, pursuant to the Joint Venture Agreement, UIRE owns a fifty-five percent (55%) interest in the Joint Venture and Sandlian owns a forty-five percent (45%) interest in the Joint Venture.

     WHEREAS, UIRE has agreed to sell and Sandlian has agreed to purchase all of UIRE's fifty-five percent (55%) interest in the Joint Venture for the purchase price of One Million and No/100 Dollars ($1,000,000.00).

          NOW, THEREFORE, in consideration of the sum of $1,000,000.00 and other good valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
     1. UIRE hereby assigns, transfers, and conveys its fifty-five percent (55%) interest in the Joint Venture (the "Joint Venture Interest"), and all rights to distributions, past, present and future, in respect thereof, to Sandlian, effective as of the date hereof.

     2.   UIRE represents, warrants, and covenants to Sandlian that:

     (a) UIRE is the holder and owner of fifty (55%) percent of the Joint Venture (the undersigned is an officer of UIRE and is authorized by UIRE's Bylaws and by a Corporate Resolution to execute and deliver this Agreement);

     (b) UIRE owns its interest in the Joint Venture free and clear of all liens, claims, charges, security interests, or other encumbrances and no person other than UIRE has any claim or right, direct or indirect, to any of the Joint Venture Interest or any of the proceeds thereof;

     (c) UIRE has not heretofore assigned or pledged any of the Joint Venture Interest, and UIRE has full power and right to make this Assignment, and this Assignment is not in violation of the terms of its formation documents or any other agreement to which UIRE is a party or by which UIRE may be bound or affected;
     (d) to the best of UIRE's knowledge, there is no litigation pending or threatened in any court or jurisdiction, the outcome of which would affect any of the Joint Venture Interest in a materially adverse manner;

     (e) the assignment of the Joint Venture Interest by UIRE and the execution, delivery, and performance by UIRE of this Agreement will not result in any breach of, or constitute a default under, any law, statute, order, writ, injunction, or decree of any court or governmental authority, nor is any consent or approval of any governmental body or regulatory authority required for the validity of this Agreement;
     (h) this Agreement is the legal, valid, and binding obligation of UIRE enforceable in accordance with its terms;

     3. UIRE acknowledges that it has no claim whatsoever against Sandlian or against the Joint Venture, and that nothing herein shall be construed as a reservation of any claim against any venturer or asset of the Joint Venture.

     4. Sandlian shall hold UIRE harmless against all claims and demands in respect of the Joint Venture Interest and the Joint Venture.

     5. Sandlian shall have the right to continue the Joint Venture's business under without winding up the partnership affairs. Nevertheless, appropriate notices, as applicable, shall be given of the withdrawal of UIRE, and statutory notices and certificates, if any heretofore filed, shall be canceled or modified as required.

     6. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF the parties have executed this Agreement.



                                   ____________________________________
                                   Colby B. Sandlian


                                   United Investors Real Estate, Inc.

                                   By:__________________________________

                                   Its: